UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2018

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 19, 2018, Mr. K.J. Storm notified Baxter International Inc. (the “Company”) of his decision to retire from the Board of Directors of the Company (the “Board”) and the Audit Committee and the Corporate Governance Committee, effective as of May 7, 2018, the day prior to the Company’s 2018 annual meeting.

In connection with Mr. Storm’s retirement, Mr. Albert P.L. Stroucken has been appointed as the new chairman of the Audit Committee effective as of May 7, 2018. Mr. Stroucken has served on the Board and Audit Committee since 2004. He is the former Chairman, President and Chief Executive Officer of Owens-Illinois, Inc. The Board has determined that Mr. Stroucken is an “audit committee financial expert” as defined by the rules of the U.S. Securities and Exchange Commission.

After giving effect to Mr. Storm’s retirement, the Audit Committee should consist of the following members as of May 7, 2018: Albert Stroucken; Peter Hellman; Munib Islam; Cathy Smith; and Thomas Stallkamp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2018

BAXTER INTERNATIONAL INC.

/s/ Ellen K. McIntosh
By:	Ellen K. McIntosh
Corporate Secretary and Associate General Counsel